VOTING TRUST AGREEMENT FOR THE

                      CAPITAL STOCK OF SCOR REINSURANCE COMPANY

                                VOTING TRUST AGREEMENT



               VOTING TRUST AGREEMENT made as of this 6th day of June

          1994,  by  and between  SCOR  REINSURANCE  COMPANY,  a  New  York corporation  with offices at  110 William  Street, New  York, New

          York   10038 (the "Company"),  SCOR U.S. CORPORATION,  a Delaware

          corporation with offices  at 110  William Street,  New York,  New

          York     10038  (the  "Stockholder")  and  each  of  the  persons

          designated  at  the end  of  this  Agreement as  Voting  Trustees

          (collectively referred to as the "Voting Trustees").



                                 W I T N E S S E T H:



               WHEREAS  the Stockholder  owns  one hundred  percent of  the issued and outstanding stock of the Company; and



               WHEREAS the Stockholder is controlled by SCOR S.A. of Paris,

          France ("SCOR France") which is, in turn, partially controlled by the Government of the Republic of France; and



               WHEREAS  Section  1102(h)  of  the New  York  Insurance  Law

          prohibits the issuance or renewal of such a license to a domestic insurance  company that  is owned  or financially  controlled, in whole or in part, by a foreign government; and






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               WHEREAS  in  order to  comply  with the  provisions  of such section  of the New York Insurance Law  and to remove itself from any such control by the Government of the Republic of France, the

          Company  created a voting trust for its stock, which voting trust terminates on June 6, 1994; and



               WHEREAS in order to continue in effect the Company's license to act as an  insurance and reinsurance company within  the State of New  York the Company and the  Stockholder desire to renew the voting trust for the Company's stock  for a term of three  years;

          and



               NOW, THEREFORE, in  consideration of the premises and of the mutual covenants  and conditions contained herein,  it its agreed as follows:



               1.   COMMENCEMENT; TRANSFER OF STOCK TO VOTING TRUSTEES.

                    (a)  Simultaneous  with  the   execution  hereof,   the

          Stockholder shall transfer, assign, set over and deposit with the

          Voting Trustees,  certificates representing  all of its  stock of

          the  Company and  the Voting  Trust shall  commence.   Such stock

          certificates  shall be held by the Voting Trustees in their name,

          in trust, pursuant to the terms of this Voting Trust Agreement.



                    (b)  Should  any  person  other  than  the  Stockholder

          obtain  additional shares of stock of the Company during the term








          of the Voting  Trust, such  stockholder may at  any time  deposit additional certificates for such stock with the Voting Trustees without the further  agreement of  the Voting  Trustees, the Company or the holders of Voting Trust Certificates as hereinafter set forth,

          but no  other stockholder (other  than the Stockholder)  shall be required to deposit certificates  for any of his stock  unless he so  elects.  No stock  shall be deposited  hereunder except stock having  general  voting  powers  as  provided  in  the  Company's

          Certificate of Incorporation.

                    (c)  All stock  certificates  delivered to  the  Voting

          Trustees  under subparagraphs  (a)  or (b)  hereof shall  be duly endorsed, or accompanied  by such instruments  of transfer as  to enable the Voting Trustees  to cause them to be  transferred into their name.

                    (d)  Such certificates  for stock of the  Company shall

          be  surrendered  by  the  Voting  Trustees  to  the  Company  and

          cancelled, and the Company shall issue to the Voting Trustees new stock  certificates in  the  name  of  "Voting Trustees  of  SCOR

          Reinsurance Company."

                    (e)  On receipt  by the  Voting Trustees of  such stock

          certificates  in  their  name,  they shall  thereupon  issue  and deliver to the stockholders Voting Trust Certificates in the form set forth in Article  6 hereof evidencing the number of shares so deposited.




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               2.   TERM.

                    (a)  TheTrust shall continue for a period of three (3)



          years  from the date of  this Voting Trust  Agreement, subject to the right of the parties  to this Agreement to renew the  same as hereinafter set forth in Article 7 hereof.



                    (b)  The Voting Trust shall be irrevocable, except that

          any  stockholder that  may  have deposited  his  shares with  the

          Voting Trustees  pursuant hereto may withdraw such  shares if the

          Company's license to  write reinsurance business in  the State of

          New York  is withdrawn  for any reason  and such  license is  not

          reinstated  within a period of  sixty days.   The Voting Trustees

          shall return the stock certificates  of the Company and/or  other property to the persons who withdraw from the Voting Trust in the manner provided  in Article 7 hereof  as if the Voting  Trust had

          expired  as to  such shares.   If  all stock  held by  the Voting

          Trustees is withdrawn pursuant hereto,  the Voting Trust and this

          Agreement  shall terminate  upon the  satisfaction by  the Voting

          Trustees  of  the  provisions  of Article  7(d)  and  (e)  hereof

          (relating to  the final distribution  to holders of  Voting Trust

          Certificates).



               3.   TRANSFER OF CERTIFICATES.

                    (a)  The   Voting   Trust    Certificates   shall    be

          transferable by the registered owners thereof on the books of the


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          Voting Trustees at their  principal office in New York,  New York

          (or  at such  other office  of the  Voting Trustees  as  they may designate by notice  from time  to time) according  to the  rules established for that  purpose by the Voting Trustees; and the Voting

          Trustees may treat the registered holders  as owners thereof for  all purposes whatsoever, except  that they  shall not be  required to deliver stock certificates hereunder without the surrender of such

          Voting Trust Certificates.

                    (b)  If a  Voting  Trust Certificate  is lost,  stolen,

          mutilated or destroyed, the Voting Trustees, in their discretion,

          may  issue a duplicate of  such certificate upon  receipt of: (1)

          evidence  of  such  fact  satisfactory  to  them;  (2)  indemnity satisfactory to them; (3) the existing certificate, if mutilated;

          and (4) their reasonable fees and expenses in connection with the issuance  of a new Voting Trust Certificate.  The Voting Trustees

          shall not be required to recognize any transfer of a Voting Trust

          Certificate not  made in  accordance with the  provisions hereof,

          unless  the person  claiming such  ownership shall  have produced indicia  of title satisfactory to the  Voting Trustees, and shall

          in   addition  deposit   with  the   Voting  Trustees   indemnity

          satisfactory to them.



               4.   VOTING TRUSTEES.

                    (a)  There shall  be at all times  five Voting Trustees








          hereunder, of whom at least three shall be citizens of the United

          States who reside in the United States.  None shall be elected or appointed officials of the Government of the Republic  of France.

          Any  Voting Trustee  may  act as  a  director or  officer  of the

          Company, and  he  or  any  firm of  which  he  may  be  a  member,

          or  any corporation  of  which  he  may  be a  shareholder,  director or officer,  may purchase, sell, own,  hold or deal  in Voting Trust

          Certificates,  and   may  contract   with  the  Company,   or  be

          pecuniarily interested  in any  transaction to which  the Company may be a party or  in which it may  in any way be interested,  as fully as though he were not a Voting Trustee.

                    (b)  Any  Voting Trustee  (and any  successory Trustee)

          may at any time resign by notifying the  other Voting Trustees in writing  of such  resignation, which  shall take effect  ten days thereafter or upon the prior acceptance thereof.  Upon the death,

          incapacity or  resignation of  any Voting Trustee,  the remaining

          Voting  Trustees shall  have  the power  to  appoint a  successor

          Voting Trustee  to act in his  place.  Such appointment  shall be subject to the prior approval  of the Superintendent of Insurance

          of  the State  of New  York (the  "Superintendent").   The Voting

          Trustees shall  promptly notify the registered  holders of Voting

          Trust Certificates of such appointment.



               5.   ACTION BY VOTING TRUSTEES.

                    The  Voting Trustees  may  act by  a unanimous  written


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






          consent signed by all of the Voting Trustees or by majority  vote at a meeting called  by any Voting Trustee upon five days' notice to  the  other  Voting  Trustees,  provided  that  such  majority consists  of at least two Voting Trustees that are not affiliated with SCOR France.  For purposes  of the preceding sentence, a  person shall not be  deemed affiliated with SCOR France if he is an officer or director of  the Company  or  of the  Stockholder but  is not  an

          officer, director  or shareholder of SCOR France.   Such majority

          vote by the Voting Trustees at a duly held meeting shall have the effect  of constituting acceptance of such decision by all of the

          Voting Trustees.  Three Voting Trustees shall constitute a quorum for  the transaction of  business at a  meeting thereof, provided that a quorum shall only exist if a majority of those present are citizens  of the United States  who reside in  the United States.

          The  Voting Trustees shall have the power to designate one Voting

          Trustee to execute certificates and  other documents on behalf of all  of them in furtherance  of their collective  decisions.  The

          Voting  Trustees may, from time to time, adopt and/or amend their own rules of  procedure, and shall record and keep records of all their proceedings at their office in New York.










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






               6.   FORM OF VOTING TRUST CERTIFICATES.



               The  Voting Trust  Certificates  shall be  in the  following form:

               No......................      .......................Shares

                               SCOR REINSURANCE COMPANY
                                A NEW YORK CORPORATION
                      VOTING TRUST CERTIFICATE FOR CAPITAL STOCK

                    This certifies that . . . . . . . . . or registered assigns is entitled to all the benefits arising from the deposit with the Voting Trustees under the Voting Trust Agreement hereinafter mentioned, of certificates for . . . . . shares of the capital stock of SCOR Reinsurance Company, a New York corporation (hereinafter called the "Company"), as provided in such Voting Trust Agreement and subject to the terms thereof. The registered holder hereof, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, received by the Voting Trustees upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends received by the Voting Trustees in common or other stock of the Company having general voting powers shall be payable in Voting Trust Certificates, in form similar hereto. Until the Voting Trustees shall have delivered the stock held under such Voting Trust Agreement to the holders of the Voting Trust Certificates, or to the Company, as specified in such Trust Agreement, the Voting Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or his assigns, under this certificate or any agreement, expressed or implied.

                         This certificate is issued, received and
                    held  under,  and  the rights  of  the  owner

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






                    hereof are subject to, the terms of a Voting Trust Agreement dated as of June, 1994 between the Company and the Voting Trustees identified therein, their successors in trust and various holders of similar certificates (copies of which Voting Trust Agreement, and of every agreement amending or supplementing the same, are on file in the principal office of the Company in New York, New York and in the offices of the Voting Trustees in New
                    York, New York and shall be open to the inspection of any stockholder of the Company daily during business hours), to all the provisions of which Voting Trust Agreement the holder of this certificate, by acceptance hereof, assents and is bound as if such Voting Trust Agreement had been signed by him in person.

                         In the event of the dissolution or total
                    or partial liquidation of the Company, the moneys, securities or property received by the Voting Trustees in respect of the stock deposited under such Trust Agreement shall be distributed among the registered holders of these certificates in proportion to their interest as shown by the books of the Voting Trustees.

                         In   the  event  that  any  dividend  or
                    distribution other than in cash or stock of the Company having general voting powers is received by the Voting Trustees, the Voting Trustees shall distribute the same to the registered holders of Voting Trust Certificates promptly after such receipt or to the registered certificate holders at the close of business on the date fixed by the Voting Trustees for taking a record to determine the certificate holders entitled to such distribution, pursuant to the provisions of Article 11 of the Trust Agreement. Such distribution shall be made to the certificate holder or holders ratably in accordance with the number of shares represented by their respective Voting Trust Certificates.

                         Stock  certificates  for  the number  of
                    shares of capital stock then represented by this certificate, or the net proceeds in cash or property of such shares, shall be due and

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                    deliverable hereunder upon the termination of
                    such  Voting  Trust  Agreement   as  provided
                    therein.


                    The Voting  Trust Agreement shall continue in full
               force and effect until June, 1997 (subject to renewal) unless all of the stock subject to the Voting Trust is withdrawn pursuant to Article 2 of the Agreement. The Agreement may be renewed for successive ten-year periods, as provided therein.

                         This certificate is transferable  on the
                    books of the Voting Trustees at their office in New York, New York (or elsewhere as designated by the Voting Trustees), by the holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Voting Trustees and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Voting Trustees may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Voting Trustees shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express, implied or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the share of stock represented hereby; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall be made without surrender hereof properly endorsed.


                         This certificate shall not be  valid for
                    any  purpose until duly  signed by the Voting
                    Trustees.

                         The  word "Voting  Trustees" as  used in

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                    this certificate means the Voting Trustees or
                    the successor trustees acting under such Voting Trust Agreement.



                         IN WITNESS WHEREOF, the Voting  Trustees
                    have signed this certificate on . . . . ., 19



                                             .  . . . . . . . . . . . . . .

                                                       Voting Trustee

                                             . . .  . . . . . . . . . . . .

                                                       Voting Trustee

                                             . . . . .  . . . . . . . . . .

                                                       Voting Trustee

                                             . . . . . . .  . . . . . . . .

                                                       Voting Trustee

                                             . . . . . . . . .  . . . . . .

                                                       Voting Trustee























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                    (Form of Assignment):

                         FOR  VALUE RECEIVED . . . . . . . hereby
                    assigns the within certificate, and all rights and interest represented thereby, to . . . . . . . and appoints . . . . . . .
                    attorney to transfer this certificate on the books of the Voting Trustees mentioned therein, with full power of substitution.

                    . . . . . . . . . . . . . . . . . .
                           Dated


                    In presence of:                       (Seal)

                    . . . . . . . . . . . . . . . . . .

                    . . . . . . . . . . . . . . . . . .


                    Note: The signature on this assignment must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement or any change whatever. All endorsements, in the discretion of the Voting Trustees, shall be guaranteed by a bank or trust company satisfactory to the Voting Trustees.



               7.   TERMINATION PROCEDURE; RENEWAL.

                    (a)  Six months prior to  the termination of the Voting

          Trust  the  Voting Trustees  shall  mail written  notice  of such termination to the Superintendent and to the registered owners of the outstanding Voting Trust  Certificates, at their addresses as

          appearing on the  transfer books  of the Voting  Trustees.   Such

          notice  shall state that  the Voting  Trust Certificates  must be surrendered  by the  termination  date in  order  to receive  the corresponding Stock in the Company or  other property in exchange therefor upon termination of the Voting Trust.


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                    (b)  At any time after notice of the expiration of  the

          Voting Trust and ending thirty days prior to such expiration, one or more  holders of Voting  Trust Certificates hereunder  may, by agreement in writing  with the Voting  Trustees and the  Company,

          renew the  Voting Trust as to  their stock in the  Company for an additional period not to exceed ten  years.  In the event of such renewal, the renewal  agreement shall specify  the stock that  is subject to it.  The  Voting Trustees shall, prior to the  time of expiration  of the Trust, deliver a copy of the renewal agreement to the Superintendent  and file copies  thereof in the  principal office of the Company in New York, New York and in the offices of the Voting Trustees in  New York, New  York.  Such renewal  shall have  the effect of creating a new  voting trust as to the shares in the Company  to which  the renewal applies,  except that  such shares  shall remain  in the  name and  possession of  the Voting

          Trustees as if no  termination had occurred.  Such  renewal shall have no effect on the  termination of the Voting Trust as  to the remaining  shares  of stock  in the  Company  not subject  to the renewal agreement, which shall be tendered in accordance with the provisions relating  to termination  hereunder.  No  such renewal agreement  shall extend  the  term of  this Agreement  beyond the maximum  period permitted by applicable  law or affect the rights or obligations of persons not parties thereto.

                    (c)  Upon termination of  the Voting Trust, the  Voting

          Trust  Certificates  shall  cease to  have  any  effect, and  the holders of such  Voting Trust Certificates shall have  no further


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          rights under  this Agreement  other than to  receive certificates for shares



          of stock of the Company or other property distributable under the

          terms   hereof  upon   the   surrender  of   such  Voting   Trust

          Certificates.

                    (d)  Within thirty  days after  the termination of  the

          Voting Trust, the Voting Trustees shall deliver to the registered holders of such Voting Trust  Certificates, at their addresses as they  appear  on the  records  of the  Voting  Trustees, properly endorsed certificates  for the  number of  shares of  the capital stock of the Company represented by the Voting Trust Certificates actually received from them.

                    (e)  At any  time subsequent  to thirty days  after the

          termination of  the Voting Trust, the Voting Trustees may deposit with the Company any  properly endorsed stock certificates and/or other  property which have not  been delivered to  the holders of

          Voting  Trust Certificates, together  with written  authority for the Company to deliver  the same to the persons  entitled thereto

          upon  receipt of  their  Voting Trust  Certificates.   Upon  such

          deposit  all further  liability  of the  Voting Trustees  for the delivery of such  stock certificates shall  cease and the  Voting

          Trustees  shall  not  be  required  to  take any  further  action hereunder.



               8.   RIGHTS AND POWERS OF VOTING TRUSTEES.

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                    (a)  The Voting Trustees shall  possess and be entitled

          to exercise, subject to the provisions hereof, all the rights and powers  of absolute  owners  of all  shares deposited  hereunder,

          including, but withoutlimitation, the right to receive dividends on  such shares  and  the right  to vote,  consent in  writing or otherwise  act with  respect  to any  corporate or  shareholders'

          action,  to increase or reduce the stated capital of the Company,

          to classify  or reclassify any of the  shares as now or hereafter authorized into preferred  or common shares  or other classes  of shares with or  without par  value, to amend  the Certificate  of

          Incorporation  or By-Laws,  to merge  or consolidate  the Company with  other corporations, to sell all or  any part of its assets,

          to  create any mortgage  or security interest  in or  lien on any property  of the  Company,  or for  any  other corporate  act  or purpose; it being expressly stipulated that no voting right shall pass to others by  or under the Voting Trust  Certificates, under this  Agreement or  by or  under any  other agreement  express or implied.

                    (b)  In  case  the   Voting  Trustees  shall   vote  or

          otherwise  act in respect of the shares deposited hereunder so as to effect a consolidation  or merger of the Company with  or into another corporation, or of another  corporation with or into  the

          Company,  the  Voting  Trustees   may  in  connection  with  such

          consolidation or merger surrender such shares and receive in lieu thereof  and exchange  therefor the  shares issuable  therefor in

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          such merger or consolidation, and may hold the shares so received

          in  place of  the  shares deposited  hereunder.   Thereafter  the

          rights  and obligations of the Voting Trustees and of the holders of  Voting Trust  Certificates with  respect to  shares deposited hereunder  shall for all purposes  be treated as  applying to the shares so received, there being substituted for each share of the

          Company  an amount of the new  shares received for all of the shares

          of the Company so  surrendered.   Upon  demand of the  Voting Trustees

          to the holders of Voting  Trust Certificates,  such holders shall surrender  their Voting  Trust Certificates  and shall  accept in lieu  thereof one or more  new Voting Trust  Certificates in form similar  to that  hereinabove set  forth, but  modified so  as to describe expressly  the interest  then represented by  the Voting

          Trust  Certificate.  Any transfer tax or other charges payable in respect  to any  such  exchange, if  so  required by  the  Voting

          Trustee,  shall  be  paid by  the  holders  of  the Voting  Trust

          Certificates.

                    (c)  The  Voting  Trustees  are  authorized  to  become

          parties to or  prosecute or defend or  intervene in any  suits or legal proceedings, and  the stockholders and holders from time to time  of the Voting Trust  Certificates agree to  hold the Voting

          Trustees  harmless from  any action  or omission  by them  in the premises.

               9.   LIABILITY OF VOTING TRUSTEES.

                    The Voting Trustees shall  exercise their best judgment

          in voting the shares of stock of the Company, or otherwise acting hereunder, with respect to  such shares, but shall not  be liable to the stockholders  hereunder for errors of law or  of any thing done or suffered or  omitted in connection therewith, except  for

          their  own individual  willful misconduct.   The  Voting Trustees

          shall act with due diligence and shall act in compliance with the provisions of  the  New York  Insurance Law  and  the rules  and regulations promulgated  thereunder.  No Voting Trustee shall be required to give any bond or other security for the discharge of his duties.



               10.  COMPENSATION OF VOTING TRUSTEES.

                    Each  Voting Trustee  shall  receive  for his  services

          hereunder the  sum of $1,000  per annum, or such  other amount as may be agreed in writing by all of the holders of the then issued

          and outstanding  Voting Trust Certificates.   The Voting Trustees

          may  employ  counsel,  and  such   other  assistance  as  may  be

          convenient, in  the performance of  their functions.   The Voting

          Trustees may receive from  the Company reimbursement or indemnity for  and against any  and all  claims, expenses  (including their compensation)  and  liabilities  incurred  by them,  or  asserted against them, in connection with or growing out of this Agreement

          or the discharge  of their  duties hereunder.   Any such  claims,
          expenses,  or liabilities  not  so paid  may  be charged  to  the holders  of  Voting  Trust  Certificates pro  rata,  and  may  be deducted from dividends or other distributions to them, or may be made a charge payable as a condition to the delivery of shares in exchange for  Voting Trust  Certificates as provided  herein, and the Voting Trustees shall be entitled to a lien therefor upon the shares, funds or other property in their possession.





               11.  DIVIDENDS.

                    (a)  During the term of the Voting Trust, the holder of

          each  Voting  Trust  Certificate  shall be  entitled  to  receive payments equal to  the cash  dividends, if any,  received by  the

          Voting Trustees upon a like number and class of shares of capital stock of the  Company as is called for by  each such Voting Trust

          Certificate.  If any  dividend in respect of the  stock deposited with the Voting Trustees is  paid, in whole or in part,  in stock of the Company having general  voting powers, the Voting Trustees shall  likewise hold, subject to the terms of this Agreement, the certificates for stock which  are received by them on  account of such dividend,  and the holder  of each Voting  Trust Certificate representing stock  on which  such stock  dividend has been  paid shall  be entitled to  receive a Voting  Trust Certificate issued under this Agreement for  the number of shares and class of stock received as such dividend with respect  to the shares represented by such Voting Trust Certificate. Holders entitled to receive the dividends described above shall be those registered as such on the  transfer books  of the  Voting Trustees  at the close  of business on  the day  fixed by  the Company for  the taking  of a record to  determine  those  holders of  its  stock  entitled  to receive  such dividends, or if  the Voting Trustees  have fixed a date, as  hereinafter in this paragraph provided, for the purpose of determining the holders  of Voting Trust Certificates entitled to  receive such payment or distribution, then registered as such at theclose of businesson the date sofixed by theVoting Trustees.

               (b)  If any dividend in respect of the stock deposited  with the Voting Trustees  is paid  other than  in cash  or in  capital stock  having general  voting  powers, then  the Voting  Trustees shall  distribute  the same  among  the holders  of  Voting Trust

          Certificates registered as such  at the close of business  on the day fixed by the Voting Trustees for taking a record to determine the holders of Voting Trust Certificates entitled to receive such distribution.  Such distribution shall be made to such holders of

          Voting Trust Certificates ratably,  in accordance with the number

          of   shares  represented   by   their  respective   Voting  Trust

          Certificates.

                    (c)  The transfer  books of the Voting  Trustees may be

          closed temporarily  by  the  Voting Trustees  for  a  period  not exceeding twenty days preceding the date fixed for the payment or distribution  of  dividends  or  the distribution  of  assets  or rights,  or at any  other time  in the  discretion of  the Voting

          Trustees. In lieu of providing for the closing of the transfer books, the Voting Trustees may fix a date not exceeding twenty days  preceding any date fixed by the  Company for the payment or distribution  of dividends, or for the  distribution of assets or rights,  as a record date for the determination of the holders of

          Voting  Trust Certificates  entitled to  receive such  payment or distribution,  and the  holders of  Voting Trust  Certificates of record at the close of business on such date shall exclusively be entitled to participate in such payments or distribution.

                    (d)   In  lieu of  receiving  cash  dividends upon  the

          capital stock of the Company and  paying the same to the  holders of Voting  Trust Certificates  pursuant  to the  provisions of  this

          Agreement,  the  Voting  Trustees  may instruct  the  Company  in writing  to pay such dividends to the holders of the Voting Trust

          Certificates   directly.      Upon  receipt   of   such   written

          instructions, the Company agrees to thereafter pay such dividends

          to the holders of  the Voting Trust Certificates directly.   Upon

          such  instructions  being given  by  the Voting  Trustees  to the

          Company, and until revoked by  the Voting Trustees, all liability of  the Voting  Trustees  with respect  to  such dividends  shall

          cease.    The  Voting  Trustees  may  at  any  time  revoke  such

          instructions  and by written notice  to the Company  direct it to make dividend payments to the Voting Trustees.



               12.  SUBSCRIPTION RIGHTS.

                    In case any  stock or other  securities of the  Company

          are offered for subscription  to the holders of capital  stock of the Company deposited  hereunder, the  Voting Trustees,  promptly upon receipt of notice  of such offer, shall mail  a copy thereof

          to each  of the holders of  the Voting Trust Certificates.   Upon

          receipt  by the Voting Trustees, at  least five days prior to the last day  fixed by the Company for subscription and payment, of a request from  any  such  registered  holder  of  a  Voting  Trust

          Certificate to subscribe in his  behalf, accompanied with the sum of money  required to  pay for such  stock or securities  (not in excess  of the amount subject  to subscription in  respect of the shares represented by the Voting Trust Certificate  held by  such certificate holder),  the Voting Trustees shall make such subscription and  payment, and upon receiving from the Company the certificates for shares  or securities so subscribed for, shall issue to such holder a

          Voting Trust Certificate in respect thereof if the same be stock having general voting powers, but if the same be securities other than stock  having general  voting powers,  the Voting  Trustees shall mail  or deliver  such  securities to  the certificate  holder in whose behalf the subscription  was  made,  or  may instruct  the

          Company  to make delivery directly to the certificate holder entitled thereto.



               13.  DISSOLUTION OF COMPANY.








                    In  the event  of the dissolution  or total  or partial

          liquidation of the Company, whether voluntary or involuntary, the

          Voting Trustees shall receive  the moneys, securities, rights, or property to which the holders of the capital stock of the Company deposited hereunder  are entitled, and shall  distribute the same among  the registered  holders  of Voting  Trust Certificates  in proportion  to  their interests,  as shown  by  the books  of the

          Voting Trustees, or  the Voting Trustees may in  their discretion deposit such moneys, securities, rights or property with any bank or  trust company  doing  business in  New  York, New  York  with authority  and  instructions  to  distribute the  same  as  above provided,  and  upon  such  deposit all  further  obligations  or liabilities of the Voting Trustees in respect of such moneys,

          securities, rights or property so deposited shall cease.



               14.  REORGANIZATION OF COMPANY.

                    In case the Company is merged into or consolidated with

          another corporation, or all or substantially all of the assets of the  Company  are transferred  to  another  corporation, then  in connection with such transfer the term "Company" for all purposes of  this  Agreement  shall  be taken  to  include  such successor corporation, and the Voting Trustees shall receive and hold under this Agreement  any stock of such  successor corporation received on account of the ownership, as Voting Trustees hereunder, of the stock held hereunder prior to such merger, consolidation and transfer.  Voting Trust Certificates issued and outstanding under this  Agreement at  the  time of  such  merger, consolidation  or transfer  may remain outstanding, or  the Voting Trustees may, in their discretion,  substitute for such  Voting Trust Certificates new Voting  Trust Certificates in appropriate form, and the terms

          "stock"  and "capital  stock" as  used herein  shall be  taken to include any stock which may be received by the Voting Trustees in lieu of all or any part of the capital stock of the Company.



               15.  NOTICE.

                    (a)  Unless  otherwise  in this  Agreement specifically

          provided, any notice to or communication with the holders of the

          Voting  Trust  Certificates  hereunder  shall  be  deemed  to  be sufficiently  given  or made  if  enclosed  in postpaid  wrappers

          (regular, registered  or certified  mail, as the  Voting Trustees

          may  deem   advisable),  addressed  to  such   holders  at  their

          respective  addresses  appearing on  the  transfer  books of  the

          Voting Trustees and deposited  in any post office or  post office

          box.   The addresses of the holders of Voting Trust Certificates,

          as shown on  the transfer books of the  Voting Trustees, shall in all  cases  be  deemed  to  be  the  addresses  of  Voting  Trust

          Certificate  holders  for  all  purposes  under  this  Agreement,

          without  regard to what  other or different  addresses the Voting

          Trustees  may have for any Voting Trust Certificate holder on any other  books or records of the Voting  Trustees.  Every notice so given shall be effective, whether  or not received.  The date  of mailing shall  be the date  such notice is  deemed given for  all purposes.

                    (b)  Any notice  to  the  Company  hereunder  shall  be

          sufficient if delivered to  the Company's Secretary in  person or if  enclosed  in a  postpaid wrapper  and  sent by  registered or

          certified  mail,   return  receipt  requested,  to   the  Company

          addressed  as follows:    SCOR Reinsurance  Company, 110  William

          Street, New York, New York  10038, Attention: General Counsel and

          Secretary or to such other address as the Company designate by notice in writing to the Voting Trustees.

                    (c)  Any notice to all of the Voting Trustees hereunder

          may  be enclosed in a postpaid  wrapper and sent by registered or certified mail,  return receipt  requested, addressed to  them at their office in  New York, New  York, or if  no such address  has been  furnished  by  the  Voting Trustees,  then  to  the  Voting

          Trustees  in care  of the  Company.   Any notice from  one Voting

          Trustee to the other Voting Trustees may be made in  person or by mail or telex to them  at their addresses as they appear  in this

          Agreement, or at  any other address as may be  given from time to time.

                    (d) All distributions of cash, securities, or other property hereunder by the Voting Trustees to the holders of

          Voting  Trust  Certificates may  be made  in  the same  manner as hereinabove  provided for the giving of notices to the holders of

          Voting Trust Certificates.

                    (e)  All notices concerning  amendments, extensions  or

          the termination of the  Voting Trust Agreement or concerning  the death, incapacity or  resignation of any  of the Voting  Trustees shall be also delivered to the Superintendent.



               16.  BOOKS AND RECORDS.

                    Copies  of  this  Agreement,  and  of  every  agreement

          supplemental  hereto or amendatory hereof, shall  be filed in the principal office of the Company in New York, New York, and in the offices  of the Voting  Trustees in  the State  of New  York, and

          shall  be  open  to the  inspection  of  any  stockholder of  the

          Company, daily during business hours.



               17.  CONTINUING AGREEMENT.

                    All voting trust certificates issued as herein provided

          shall be issued,  received and held  subject to all the  terms of

          this  Agreement.   Every person,  firm or  corporation, including

          their successors and  assigns, that deposits stock of the Company with  the Voting Trustees and is entitled to receive Voting Trust

          Certificates representing such shares, upon  accepting the Voting

          Trust  Certificates  issued  hereunder,  shall be  bound  by  the provisions of this Agreement as if such had actually been a signatory hereto, without the further agreement of the Voting

          Trustees, the Company or of the holders of the other Voting Trust

          Certificates at such time.



                    IN  WITNESS WHEREOF  the  Company, the  Stockholder and

          each  Voting Trustee has signed  and sealed this  Agreement as of the above date, and the Stockholder has stated the number of shares of capital stock of the Company held by it.

          THE COMPANY:

          (Corporate Seal)                        SCOR REINSURANCE COMPANY

          ATTEST:

          By:
               Secretary                          President


          THE STOCKHOLDER:

          (Corporate Seal)                        SCOR U.S. CORPORATION

          ATTEST:
          By:
               Secretary                          Executive Vice President

                                                         SHARES

          VOTING TRUSTEES:



          Patrick Peugeot                    Jacques P. Bondeau
          (Signature)                        (Signature)
          Patrick Peugeot                    Jacques  P. Blondeau
          Name                               Name

          82, rue Notre Dame des Champs      79 Boulevard Pereire

          Address                            Address

          Paris, France                      Paris, France

          Country of Residence               Country of Residence








          France                             France

          Citizenship                        Citizenship




          Michel J. Gudefin                  Allan M. Chapin
          (Signature)                        (Signature)
          Michel J. Gudefin                  Allan M. Chapin

          Name                               Name

          128 Dingletown Road                1133 Fifth Avenue, 12th Floor

          Address                            Address

          Greenwich, CT  06830               New York, NY  10128

          State                              State

          U.S.A.                            U.S.A.

          Country of Residence               Country of Residence

          U.S.A.                             U.S.A.

          Citizenship                        Citizenship


                              David J. Sherwood
                              (Signature)
                              David J. Sherwood
                              Name

                              237 Plantation Circle South
                              Address

                              Ponte Vedra Beach, FL  32082
                              State

                              U.S.A.
                              Country of Residence

                              U.S.A.
                              Citizenship